Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 26, 2020 with respect to the consolidated financial statements of Royalty Pharma Investments and subsidiaries, in Amendment No.2 to the Registration Statement (Form S-1 No. 333-238632) and related Prospectus of Royalty Pharma plc for the registration of shares of its common stock.

/s/ Ernst & Young

Dublin, Ireland

June 8, 2020